    As filed with the Securities and Exchange Commission on August 9, 1996

                                                 Registration No. 333-----------
- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------

                                   FORM S-8

            Registration Statement Under the Securities Act of 1933


                                   KFX INC.
                                   --------
            (Exact name of registrant as specified in its charter)

            Delaware                                       84-1079971
- ----------------------------------------          -----------------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization                           Identifiaction No.)


     1999 Broadway, Suite 3200
         Denver, Colorado                                     80202
- ----------------------------------------          -----------------------------
(Address of principal executive offices)                    (Zip code)


                1996 STOCK OPTION AND INCENTIVE PLAN OF KFX INC.
                ------------------------------------------------
                            (Full title of the plan)

          Theodore Venners
      1999 Broadway, Suite 3200
        Denver, Colorado 80202                           (303) 293-2992
- ----------------------------------------         -------------------------------
(Name and address of agent for service)          (Telephone number, including
                                                 area code of agent for service)



                                  Copies to:
                                  ---------
                            Warren L. Troupe, Esq.
                           Deborah A. Schultz, Esq.
                                  Kutak Rock
                          717 17th Street, Suite 2900
                         Denver, Colorado 80202-3329
                                (303) 297-2400

                        CALCULATION OF REGISTRATION FEE
=========================================================================================================

                                               Proposed Maximum       Proposed Maximum        Amount of
   Title of Securities       Amount to be      Offering Price           Aggregate          Registration
    to be Registered          Registered       Per Share/(1)/      Offering Price/(1)/          Fee
   -------------------       -------------    ---------------      ------------------      -------------
- --------------------------------------------------------------------------------------------------------

       Common Stock,
      $.001 par value          1,500,000          $6.9375             $10,406,250            $3,588.36

==========================================================================================================

/(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to the Rule 457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

               The following documents, previously filed with the Securities and Exchange Commission by KFx Inc. (the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (i) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

          (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in
                (i) above;

          (iii) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on July 11, 1994.

          Each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing such documents.

          Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
     Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

          Not Applicable.

     Item 5.  Interests of Named Experts and Counsel.

          Not Applicable.

     Item 6.  Indemnification of Directors and Officers.

          Section 102(b)7 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
     Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit.

          Section 145 of the DGCL provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

          The Company has implemented such indemnification provisions in its Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the Company to the fullest extent permitted by law against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Company.

          The above discussion of the Company's Certificate of Incorporation and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation and statutes.

     Item 7.  Exemption from Registration Claimed.

          Not Applicable.

     Item 8.  Exhibits.

          The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

     Exhibit
     Number            Description
     ------            -----------

     4.01/(1)/    Form of Common Stock Certificate

     5.01*        Opinion and Consent of Kutak Rock

     23.01        Consent of Counsel is contained in Opinion of Counsel filed as
                  Exhibit 5.01

     23.02*       Consent of Price Waterhouse LLP

     24.01 Powers of Attorney, included at page S-2 of the Registration Statement, are incorporated herein by reference

- ---------------------------------
      *   Filed herewith.
     (1) Filed as an Exhibit to the Registrant's Registration Statement on Form 10-SB, File No. 0-23634 and incorporated herein by reference.

     Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 5th day of August, 1996.

                                      KFX INC.
                                      (Registrant)


                                     By:  /s/ Theodore Venners
                                        ----------------------------------------
                                           Theodore Venners, Chairman, President
                                           and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rudolph G. Swenson, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                           Title                        Date
         ----                           -----                        ----
/s/ Vincent N. Cook
- --------------------    Director                                August 5, 1996
Vincent N. Cook
/s/ Kurt B. Eckrich
- --------------------    Executive Vice President, Chief         August 5, 1996
Kurt B. Eckrich         Financial Officer and Director
/s/ Brian D. Holt
- --------------------    Director                                August 5, 1996
Brian D. Holt
/s/ Peter G. Martin
- --------------------    Director                                August 5, 1996
Peter G. Martin
/s/ Jack C. Pester
- --------------------    Director                                August 5, 1996
Jack C. Pester
/s/ Rudolph G. Swenson
- --------------------    Vice President, Secretary and           August 5, 1996
Rudolph G. Swenson      Treasurer
/s/ Theodore Venners
- --------------------    Chairman of the Board of Directors,     August 5, 1996
Theodore Venners        President and Chief Executive Officer

- --------------------    Director                                August __,1996
Starkey A. Wilson


                                 EXHIBIT INDEX



     Exhibit
     Number       Description
     -------      -----------

     4.01/(1)/    Form of Common Stock Certificate

     5.01*        Opinion and Consent of Kutak Rock

     23.01 Consent of Counsel is contained in Opinion of Counsel filed as Exhibit 5.01

     23.02*       Consent of Price Waterhouse LLP

     24.01 Powers of Attorney, included at page S-2 of the Registration Statement, are incorporated herein by reference



- ---------------------------------
     *    Filed herewith.
     (1) Filed as an Exhibit to the Registrant's Registration Statement on Form 10-SB, File No. 0-23634 and incorporated herein by reference.